EXHIBIT 10.1

                            FIRST AMENDMENT AGREEMENT

         This First Amendment Agreement is made as of the 25th day of January, 2000, among STERIS CORPORATION, an Ohio corporation, ("Borrower"), the banking institutions listed on SCHEDULE 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Agent").

         WHEREAS, Borrower, Agent and the Banks are parties to a Credit Agreement dated as of January 26, 1999, as the same may from time to time be amended, restated or otherwise modified, which provides, among other things, for loans aggregating Four Hundred Million Dollars ($400,000,000), all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Advantage", "Commitment Percentage" and "Commitment Period" therefrom and to insert in place thereof the following:

                  "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its Pro Rata Share of the Applicable Debt then outstanding, than was the case immediately before such payment.

                  "Commitment Percentage" shall mean Applicable Commitment Percentage.

                  "Commitment Period" shall mean the period from the Closing Date to (a) January 26, 2002, with respect to the Tranche A Commitment, and (b) January 25, 2000, as extended as of January 25, 2000, for an additional three hundred sixty-four (364) day period ending January 22, 2001, with respect to the Tranche B Commitment; or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         2. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Applicable Commitment Percentage" shall mean, for each Bank,
         (a) with respect to the Tranche A Commitment, the percentage set forth opposite such Bank's name under

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         the column headed "Tranche A Commitment Percentage" as described in
         SCHEDULE 1 hereto, and (b) with respect to the Tranche B Commitment, the percentage set forth opposite such Bank's name under the column headed "Tranche B Commitment Percentage" as described in SCHEDULE 1 hereto.

                  "Applicable Debt" shall mean (a) with respect to the Tranche A Commitment, collectively, (i) all Indebtedness incurred by Borrower to Agent or the Banks pursuant to this Agreement (other than pursuant to the Tranche B Commitment) and includes the principal of and interest on all Notes (other than the Tranche B Notes), (ii) each extension, renewal or refinancing thereof in whole or in part, and (iii) the facility fee, other fees, and any prepayment fees payable under this Agreement (other than the facility fees and prepayment fees payable in connection with the Tranche B Commitment); and (b) with respect to the Tranche B Commitment, collectively, (i) all Indebtedness incurred by Borrower to Agent or the Banks pursuant to the Tranche B Commitment and includes the principal of and interest on the Tranche B Notes, (ii) each extension, renewal or refinancing thereof in whole or in part, and
         (iii) the facility fee, other fees, and any prepayment fees payable in connection with the Tranche B Commitment.

                  "Equalization Event" shall mean the earlier of (a) the occurrence of an Event of Default specified in Section 7.10 hereof, or
         (b) the acceleration of the Debt pursuant to Section 8.1 or 8.2 hereof.

                  "Payment Conditions" shall mean the following: (a) any regularly scheduled payment of interest on, or facility fee with respect to, the Tranche A Loans shall be applied by Agent and the Banks to the Tranche A Loans and the Tranche A Commitment, respectively; (b) any regularly scheduled payment of interest on, or facility fee with respect to, the Tranche B Loans shall be applied by Agent and the Banks to the Tranche B Loans and the Tranche B Commitment, respectively; (c) any payment of principal prior to an Equalization Event (or any other payment prior to an Equalization Event for which there is no apparent schedule of payment, as determined by Agent) shall be applied to the principal of the Tranche B Loans, or if there are no Tranche B Loans outstanding, then to the Tranche A Loans outstanding; and (d) after an Equalization Event, all payments shall be applied by Agent and the Banks first to the payment of any fees or other expenses owing to Agent (acting in its capacity as agent under this Agreement) and then, pro rata, to each Bank, based upon the aggregate amount of principal outstanding on the Notes of such Bank (other than the Swing Line Note) on the date that such Equalization Event occurred over the aggregate amount of principal then outstanding on all Notes of all of the Banks (other than the Swing Line Note) on the date that such Equalization Event occurred.

                  "Pro Rata Basis" or "pro rata basis" shall mean distribution to the Banks by Agent in accordance with the Applicable Commitment Percentages.

                  "Pro Rata Share" or "pro rata share" shall mean, with respect to the Applicable Debt, such Bank's share in accordance with such Bank's Applicable Commitment Percentage.

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                  "Ratable Account" or "ratable account" shall mean each Bank's share of the Applicable Debt in accordance with such Bank's Applicable Commitment Percentage.

                  "Ratable Share" or "ratable share" shall mean each Bank's share of the Applicable Debt in accordance with such Bank's Applicable Commitment Percentage.

                  "Ratably" or "ratably" shall mean, other than in Section 9.9 hereof, in accordance with each Bank's Ratable Share.

         3. Article I of the Credit Agreement is hereby amended to add the following new sentence at the end thereof:

                  Whenever payments are made to Agent, "for the benefit of the Banks", "for the benefit of the Banks" shall mean for the benefit of the Banks on a Pro Rata Basis.

         4. Section 2.1 of the Credit Agreement is hereby amended to delete the second and third paragraphs therefrom and to insert in place thereof the following:

                  Each Bank, for itself and not one for any other, agrees to participate in Loans made hereunder during the applicable Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower hereunder, the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Bank shall not be in excess of the Maximum Amount for such Bank,
         (b) such aggregate principal amount outstanding on the Tranche A Note issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Tranche A Notes (including the Tranche A Note held by such Bank) which is such Bank's Applicable Commitment Percentage; and (c) such aggregate principal amount outstanding on the Tranche B Note issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Tranche B Notes (including the Tranche B Note held by such Bank) which is such Bank's Applicable Commitment Percentage.

                  Each borrowing (other than the Swing Loans) from the Banks hereunder shall be made pro rata according to the Banks' respective Applicable Commitment Percentages. The Loans may be made as Tranche A Loans, Tranche B Loans and Swing Loans as follows:

         5. The Credit Agreement is hereby amended to delete Section 2.3 therefrom in its entirety and to insert in place thereof the following:

                  SECTION 2.3. PAYMENT ON NOTES, ETC. Unless otherwise provided, all payments of principal, interest and facility and other fees shall be made to Agent in immediately available funds for the account of the Banks on a Pro Rata Basis (except as to payments made exclusively for the benefit of Agent pursuant to the Agent Fee Letter). Agent, on the same Business Day, shall distribute to each Bank its Ratable Share of the amount of principal, interest, and facility and other fees received by it for the account of

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         such Bank. Each payment under this Agreement shall be applied by Agent and the Banks in accordance with the Payment Conditions. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Prime Rate Loans and the LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         6. The Credit Agreement is hereby amended to delete Section 2.4(a) therefrom and to insert in place thereof the following:

                  (a) Borrower shall have the right at any time or from time to time to prepay, on a Pro Rata Basis for all of the Banks (other than the Swing Line Note), all or any part of the principal amount of the Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment, subject, however, to the Payment Conditions. Borrower shall give Agent notice of prepayment of any Prime Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M.(Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made.

         7. The Credit Agreement is hereby amended to delete Section 8.4 therefrom in its entirety and to insert in place thereof the following:

                  SECTION 8.4. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except as to Swing Loans as set forth in subpart 2 of Section 2.1A hereof or subpart 2 of Section 2.1B hereof and except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that

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         Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement), subject to the Payment Conditions. Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.

         8. The Credit Agreement is hereby amended to delete SCHEDULE 1 thereof in its entirety and to insert in place thereof a new SCHEDULE 1, in the form of SCHEDULE 1 attached hereto.

         9. Concurrently with the execution of this First Amendment Agreement, Borrower shall:

         (a) pay to Agent an amendment fee, which shall be applied on a Pro Rata Basis, to each Bank with a Tranche B Commitment, in an amount equal to ten
  (10) basis points times the amount of each such Bank's Tranche B Commitment;

         (b) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this First Amendment Agreement; and

         (c) pay all legal fees and expenses of Agent in connection with this First Amendment Agreement.

         10. Borrower hereby represents and warrants to Agent and the Banks that
  (a) Borrower has the legal power and authority to execute and deliver this First Amendment Agreement, (b) the officers executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this First Amendment Agreement or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing, and (f) this First Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         11. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This First Amendment Agreement is a Related Writing as defined in the Credit Agreement.

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         12. Borrower and each Guarantor of Payment, by signing below, hereby waives and releases Agent and each of the Banks and the respective directors, officers, employees, attorneys, affiliates and subsidiaries of each of the foregoing from any and all claims, offsets, defenses and counterclaims of which Borrower or such Guarantor of Payment is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         13. This First Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         14. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]



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         15. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY
  RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF.

                                 STERIS CORPORATION

                                 By:  /s/Bill R. Sanford
                                      -----------------------------------------
                                          Bill R. Sanford, Chairman of the
                                          Board, President, and Chief
                                          Executive Officer

                                 and:  /s/Les C. Vinney
                                      -----------------------------------------
                                          Les C. Vinney, Senior Vice President
                                          Finance and Operations, and Chief
                                          Financial Officer

                                 KEYBANK NATIONAL ASSOCIATION,
                                    as a Bank and as Agent

                                 By:  /s/ J.T. Taylor
                                      -----------------------------------------
                                          J.T. Taylor, Vice President

                                 NATIONAL CITY BANK

                                 By  /s/ Robert S. Coleman
                                      -----------------------------------------
                                         Robert S. Coleman, Vice President

                                 BANK ONE, NA,

                                 By: /s/ Babette Casey Coerdt
                                     ------------------------------------------
                                 Title: Managing Director
                                        ---------------------------------------



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                                PNC BANK, NATIONAL ASSOCIATION,

                                By:    /s/ Bryon Pike
                                       ---------------------------------
                                Title: Vice President
                                       ---------------------------------

                                ABN AMRO BANK N.V.,
                                PITTSBURGH BRANCH,

                                By:    /s/ Roy D. Hasbrook
                                       ---------------------------------
                                Title: Group Vice President and Director
                                       ---------------------------------

                                and:   /s/ Gregory D. Amoroso
                                       ---------------------------------
                                Title: Senior Vice President
                                       ---------------------------------

                                THE BANK OF NEW YORK

                                By:    /s/ Jonathan Rollins
                                       ---------------------------------
                                Title: Vice President
                                       ---------------------------------

                                HARRIS TRUST AND SAVINGS BANK

                                By:    /s/ Jeffrey C. Nicholson
                                       ---------------------------------
                                Title: Managing Director
                                       ---------------------------------


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                                   SCHEDULE 1


                                        TRANCHE A        TRANCHE A         TRANCHE B         TRANCHE B
                                       COMMITMENT        COMMITMENT        COMMITMENT       COMMITMENT
         BANKING INSTITUTIONS            AMOUNT          PERCENTAGE          AMOUNT         PERCENTAGE          MAXIMUM AMOUNT
         --------------------            ------          ----------          ------         ----------          --------------
   KeyBank National                    $50,000,000          20.00%         $43,125,000          28.75%          $93,125,000
    Association
   National City Bank                  $46,875,000          18.75%         $28,125,000          18.75%          $75,000,000
   Bank One, NA                        $46,875,000          18.75%         $28,125,000          18.75%          $75,000,000
   ABN AMRO Bank N.V.,                 $31,250,000          12.50%         $18,750,000          12.50%          $50,000,000
    Pittsburgh Branch
   PNC Bank, National                  $31,250,000          12.50%         $18,750,000          12.50%          $50,000,000
   Association
   The Bank of New York                $21,875,000           8.75%                  $0              0%          $21,875,000
   Harris Trust and Savings            $21,875,000           8.75%         $13,125,000           8.75%          $35,000,000
   Bank

                                      $250,000,000         100.00%        $150,000,000         100.00%         $400,000,000
   Total Commitment Amount                                                                                     $400,000,000






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                            GUARANTOR ACKNOWLEDGMENT
                            ------------------------

         The undersigned consents and agrees to and acknowledges the terms of the foregoing First Amendment Agreement. The undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

                                MEDICAL & ENVIRONMENTAL DESIGNS,
                                   INC.
                                ECOMED, INC.
                                AMERICAN STERILIZER COMPANY
                                STERIS INTERNATIONAL SALES
                                   CORPORATION
                                STERIS EUROPE, INC.
                                STERIS ASIA PACIFIC, INC.
                                STERIS LATIN AMERICA, INC.
                                STERIS INC.
                                STERIS USA DISTRIBUTION
                                   CORPORATION
                                HTD HOLDING CORP.
                                HAUSTED, INC.
                                ISOMEDIX INC.
                                ISOMEDIX OPERATIONS INC.
                                ISOMEDIX (PUERTO RICO), INC.

                                By:  /s/ Bill R. Sanford
                                   -----------------------------------------
                                         Bill R. Sanford, President of each
                                         of the foregoing Companies

                                HSTD LLC

                                By:      HTD Holding Corp., its member

                                         By:  /s/ Bill R. Sanford
                                      --------------------------------------
                                                  Bill R. Sanford, President



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